                                                                     EXHIBIT 4.4



                                     WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "Company"), [ ], or registered assigns (the "Holder") is hereby granted the right to purchase at any time during the period (the "Exercise Period") from the Certificate of Incorporation Amendment Filing Date until 5:00 P.M., New York City time, on the second anniversary of the Effective Date (the "Expiration Date"), [ ] fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.10 per share, as such price may be adjusted as provided herein.

         This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.


                  2. EXERCISE OF WARRANTS.

                           2.1      GENERAL.

                           (a) This Warrant is exercisable in whole or in part
at any time during the Exercise Period. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph and by delivering to the Company this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased (the date all such deliveries are completed, the "Exercise Date"); provided that the Holder will only be able to exercise this Warrant if such exercise is exempt from the registration requirements of the Act, as defined below, (and the Company has received such


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information as the Company may reasonable request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act). The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant shall expire and be of no force or effect from and after the Expiration Date.

                           (b) The Holder shall be deemed to be the holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           (c) The Holder shall pay the Exercise Price in cash;
provided that in the event that the Registration Statement is not effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), then the Holder may pay the Exercise Price with respect to the shares of Common Stock set forth in the Notice of Exercise delivered in connection with such Exercise Date, pursuant to a cashless exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y (A-B)/A
         where:
                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date. If the Registration Statement has been declared effective on or before the one year anniversary of the date hereof, and is effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), the Holder shall not have a right of cashless exercise, but shall pay the Exercise Price in cash as set forth in subsection 9(a) above.

                           (d) If the Average Price is equal to or greater than
$0.50 during any period of twenty (20) consecutive Trading Day and the Closing Price is equal to or greater than $0.50 for a least ten (10) Trading Days during such period, then on the fifteenth (15th) Trading Day following the end of such period, and delivery of written notice thereof from Company to Holder, the Exercise Price shall be adjusted to $0.25 (the "Adjusted Exercise Price"), as


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such price may be adjusted as provided herein. For purposes of this Section
2.1(d), (i) Average Price shall be the average closing bid prices of the Common Stock during the applicable period, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Average Price shall be such closing prices on such exchange or NASDAQ, as reported in the Wall Street Journal and (ii) Closing Bid Price shall be the closing bid price of the Common Stock on the applicable date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Closing Bid Price shall be such closing price on such exchange or NASDAQ, as reported in the Wall Street Journal.

                           2.2 LIMITATION ON EXERCISE. Notwithstanding the
provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. RESERVATION OF SHARES. The Company hereby agrees that from the Certificate of Incorporation Amendment Filing Date to the Expiration Date there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

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

                  6. PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                           6.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                           6.2 CAPITAL ADJUSTMENTS. If, at any time while this
Warrant remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Exercise Price, Adjusted Exercise Price and any other amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such reverse split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any exercise for which the Company issues shares after the record date of such dividend, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

                           6.3 MERGER, CONSOLIDATION, ETC. If, for as long as
this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

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                           6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five
         (5) Trading Days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                           7.1 TRANSFER. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and Affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           7.2 REGISTRATION RIGHTS. (a) The Holder shall have
registration rights with respect to the Warrant Shares as set forth in the Securities Purchase Agreement and the Registration Rights Agreement. The Holder's rights under this Section 7.2 shall expire at such time as the Holder can sell all of the Warrant Shares held by such Holder under Rule 144 without volume or other restrictions or limit.

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

              8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i) if to the Company, to:

                                     Advanced Technology Industries, Inc..
                                    211 Madison Avenue, #28B
                                    New York, New York 10016
                                    Attn:  Allan Klepfisz
                                    Telephone No.:  (212) 532-2736
                                    Telecopier No.:  (212) 532-2904



                                   With a  copy to:
                                           Anthony J. Norris , Esq.
                                           Ropes & Gray LLP
                                           45 Rockefeller Plaza
                                           New York, NY 10111
                                           Tel: 212-841-0659
                                           Fax: 212-841-5725

                          (ii) if to the Holder, to:

                                          [  ]
                                          [  ]
                                          New York, NY 10019
                                          Tel:  212-581-0500
                                          Fax:  212-581-0002



                                    with a copy to:

                                    Krieger & Prager LLP, Esqs.
                                    39 Broadway
                                    Suite 1440
                                    New York, NY 10006
                                    Attn: Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No.  (212) 363-2999

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Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

                 9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the Holder and the Company. This Warrant contains the full understanding of the Holder and the Company with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                 10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and, by its acceptance of this Warrant, the Holder each consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

                 11. JURY TRIAL WAIVER. The Company and, by its acceptance of this Warrant, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                 12. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the ___ day of July, 2005.


                                           ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                           By:__________________________________
                                           Title:   President


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


                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of _________, ___, to purchase
_________ shares of the Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock
Purchase Warrant.

_       CASH:    $__________________  =  (Exercise Price x Exercise Shares)

                 Payment is being made by:
                          _        enclosed check
                          _        wire transfer
                          _        other
_        CASHLESS EXERCISE

                  Net number of Warrant Shares to be issued to Holder :         _________*

                  * based on:       CURRENT MARKET VALUE - (EXERCISE PRICE X EXERCISE SHARES)
                                    ---------------------------------------------------------
                                                     Market Price of Common Stock
                  where:
                  Market Price of Common Stock ["MP"]         =        $_______________
                  Current Market Value [MP x Exercise Shares] =        $_______________




        It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.

        To the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

        Please deliver the stock certificate to:






Dated:

[Name of Holder]


By: ____________________________


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